    As filed with the Securities and Exchange Commission on November 21, 2008

                                                     Registration No. 333-138998

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------
                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       to
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                               ------------------

                            NovaStar Financial, Inc.
             (Exact name of registrant as specified in its charter)

                    Maryland                                74-2830661
         (State or other jurisdiction                    (I.R.S. Employer
      of incorporation or organization)                 Identification No.)

                          8140 Ward Parkway, Suite 300
                           Kansas City, Missouri 64114
          (Address of Principal Executive Offices, including Zip Code)

                               ------------------

                      NovaStar Financial, Inc. 401(k) Plan
                            (Full title of the plan)

                               ------------------

                                W. Lance Anderson
                Chairman of the Board and Chief Executive Officer
                            NovaStar Financial, Inc.
               8140 Ward Parkway, Suite 300, Kansas City, MO 64114

                     (Name and address of agent for service)

                                 (816) 237-7000

          (Telephone number, including area code, of agent for service)

                               ------------------

                    PLEASE SEND COPIES OF COMMUNICATIONS TO:

                           Kirstin Pace Salzman, Esq.
                           Husch Blackwell Sanders LLP
                          4801 Main Street, Suite 1000
                           Kansas City, Missouri 64112
                                 (816) 983-8000

                          DEREGISTRATION OF SECURITIES

     On November 29, 2006,  NovaStar  Financial,  Inc. (the  "Company")  filed a
registration   statement  on  Form  S-8,  Registration  Number  333-138998  (the
"Registration  Statement"),  with  respect  to 275,000  shares of the  Company's common stock,  par value $0.01 per share (the "Common  Stock"),  relating to the
Company's  401(k) Plan (the  "Plan").  The Company is  deregistering  the Common
Stock and Plan  interests  because the Company has  permanently  removed  Common
Stock as an investment option in the Plan.  Accordingly,  the Company files this
Post-Effective   Amendment  No.  1  to  the  Registration  Statement  solely  to deregister all remaining unsold Plan interests and Common Stock.

                                   SIGNATURES

     Pursuant to the  requirements of the Securities Act of 1933, the registrant certifies  that it has  reasonable  grounds to believe  that it meets all of the requirements  for  filing on Form S-8 and has duly  caused  this Post  Effective
Amendment No. 1 to the Registration  Statement to be signed on its behalf by the undersigned,  thereunto duly authorized,  in the City of Kansas City,  County of
Jackson, State of Missouri, on November 21, 2008.

                                       NOVASTAR FINANCIAL, INC.

                                       By:   /s/ W. Lance Anderson
                                          --------------------------------------
                                             W. Lance Anderson
                                             Chairman of the Board and
                                             Chief Executive Officer

     Pursuant to the  requirements  of the  Securities  Act,  this  Registration
Statement has been signed by the following  persons in the capacities and on the dates indicated.

       Signature                               Position                             Date

                            Chairman of the Board, Chief Executive Officer
 * /s/ W. Lance Anderson           (Principal Executive Officer)              November 21, 2008
---------------------------
   W. Lance Anderson

                             Chief Financial Officer (Principal Financial
* /s/ Rodney E. Schwatken             and Accounting Officer)                 November 21, 2008
---------------------------
  Rodney E. Schwatken

* /s/ Gregory T. Barmore                       Director                       November 21, 2008
---------------------------
  Gregory T. Barmore

* /s/ Edward W. Mehrer                         Director                       November 21, 2008
---------------------------
   Edward W. Mehrer

* /s/ Art N. Burtscher                         Director                       November 21, 2008
---------------------------
   Art N. Burtscher

* /s/ Donald M. Berman                         Director                       November 21, 2008
---------------------------
   Donald M. Berman

* /s/ W. Lance Anderson  by W. Lance Anderson as power of attorney
---------------------------
 W. Lance Anderson

     Pursuant  to  the   requirements   of  the  Securities  Act  of  1933,  the
administrator  of  the  Plan  has  duly  caused  this  Amendment  No.  1 to  the
Registration  Statement  on  Form  S-8  to  be  signed  on  its  behalf  by  the undersigned, thereunto duly authorized, in the City of Kansas City, Missouri, as of the 21st day of November, 2008.

                                       NOVASTAR FINANCIAL, INC. 401(K) PLAN

                                       BY:  NOVASTAR FINANCIAL, INC., PLAN
                                       ADMINISTRATOR

                                       By:   /s/ W. Lance Anderson
                                          --------------------------------------
                                             W. Lance Anderson
                                             Chairman of the Board and
                                             Chief Executive Officer

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